UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 29, 2019
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 29, 2019, Ascena Retail Group, Inc. (the “Company” or “ascena”) received a notification letter from the Listings Qualifications department staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has failed to maintain a minimum closing bid price of $1.00 per share for its shares of its common stock for a period of 30 consecutive business days as required by Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) for continued listing on The Nasdaq Global Select Market. The notification does not affect the listing of the Company’s common stock at this time, and the Company’s shares will continue to trade on The Nasdaq Global Select Market under the symbol “ASNA”.

The letter provides that ascena has 180 calendar days, or until January 27, 2020, to regain compliance with the Bid Price Rule by maintaining a closing bid price of $1.00 per share for a minimum of ten consecutive business days. If at any time during such 180-day period the bid price of ascena’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will notify ascena that it has achieved compliance with the Bid Price Rule.

If the Company does not regain compliance with the Bid Price Rule by January 27, 2020, the Company may submit a transfer application to The Nasdaq Capital Market in order to receive an additional 180 calendar day period to comply, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, other than the Bid Price Rule, and provides written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period.

If the Company does not regain compliance with the Bid Price Rule by January 27, 2020 and is not eligible for an additional compliance period at that time, Nasdaq will notify the Company that its common stock may be delisted. At that time, the Company may appeal the decision to a Listing Qualifications Panel.

The Company intends to actively monitor the closing bid price of its common stock between now and January 27, 2020 and is considering actions that it may take in order to regain compliance with the Bid Price Rule.

Forward-Looking Statements

Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range,” and include, without limitation, forward looking statements made by the Company in this Current Report on Form 8-K or its other filings with the Securities and Exchange Commission and may include (without limitation) statements regarding risks, uncertainties, cautions, circumstances, and other factors; and plans, intentions, expectations, guidance or the potential negative effects of the Company’s inability to regain compliance with the Bid Price Rule or to comply with such rule in the future. These forward-looking statements reflect the Company’s expectations, views, risks and assumptions only as of the date of this Current Report on Form 8-K, and the Company does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements or other information (in whole or part), whether as a result of new information, new or worsening risks or uncertainties, changes circumstances, future events, recognition, or otherwise. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: August 2, 2019

By:	/s/ Dan Lamadrid
Dan Lamadrid
Senior Vice President and Chief Accounting Officer